UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Horizon Lines, Inc.

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On November 11, 2014, in connection with its announcement of two proposed transactions with each of Matson, Inc. and The Pasha Group, Horizon Lines, Inc. sent the following letter and FAQ to its employees and associates.

Dear Fellow Associates,

I want to take this opportunity to provide more detail to the announcements made today regarding Horizon Lines’ future.

Our Board of Directors has granted approval of measures that will effectively transfer control of Horizon’s business to other entities. Horizon Lines’ business and assets will be purchased by Matson Inc., a 125-year old, publicly traded, Jones Act carrier with a reputation for service excellence. Due to regulatory requirements and as a separate transaction, our Hawaii business, including vessels, terminals, and other assets, are being sold to The Pasha Group, a private, family-owned integrated logistics company with a strong presence in Hawaii.

Separately and independent of those sales, we also announced we will cease providing service between the U.S. and Puerto Rico due to continuing losses from operations in that trade and without any prospect of future profitability. This discontinuation of service will occur before the end of 2014, although terminal operations in San Juan will continue into the first quarter of 2015.

Why Are We Doing This?

Horizon Lines has been and will continue to face substantial hurdles to profitability, access to competitive capital and long-term investment. Despite our utmost efforts to build and invigorate business, the combination of offers presented by Matson and Pasha is the most compelling option available, providing capital back to our shareholders and service continuity to our customers.

What’s Next?

Today, tomorrow, next week, and next month…we are still Horizon Lines. Before the deals may close, the sale of the business to Pasha and Matson is subject to regulatory review that is expected to be a lengthy process. Until such time as approval is granted, Horizon Lines will continue to service our customers as we always have. In Puerto Rico, we have prepared a responsible wind-down schedule that will be communicated broadly, and we will support our customers through the transition period.

Until these transactions receive regulatory approval, Horizon Lines will continue to operate as a separate and independent company. Our customers and I are depending upon you to deliver the same quality service, responsiveness and professionalism we have always been known for.

Keeping You Informed

While we are still in the early stages of this process, we are committed to keeping you informed through regular communications, providing status updates as we move forward with these changes.

You will find attached a list of questions we expect many of you will have, as well as a copy of the press releases issued today announcing these transactions. I will also be hosting an all employee conference call today at 4:15 PM EST to discuss today’s announcements. A separate invitation with call-in details will follow shortly. In the meantime, please do not hesitate to reach out to your supervisor with any other questions.

Today’s announcements may generate interest and speculation about Horizon Lines, and we must ensure that we speak with one voice. Except for certain company executives, no other associates are authorized to speak publicly or communicate externally about this announcement on the company’s behalf as there are strict regulations and requirements around disclosing information. To that end, if any of you should be contacted by the press or receive any other inquiries about these transactions, I ask that you refer them to Mike Avara at (704) 973-7027 or mavara@horizonlines.com.

You are part of a great team at Horizon Lines, and I thank you for your hard work, focus and unwavering commitment to our business.

Sincerely,

Steve

Forward Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “would,” “expect,” “estimate,” “schedule,” “anticipate,” “believe,” “intend,” “plan,” “projects,” “likely,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements with Matson or Pasha; the risk that our stockholders may not approve the proposed transactions; the risk that the necessary regulatory approvals for the merger or the sale of the Hawaii business may not be obtained or may be obtained subject to conditions that are not anticipated; risks that either Matson or Pasha may not have sufficient funds to consummate their respective transactions with us; risks that our business may suffer as a result of uncertainties surrounding the proposed transactions; litigation or other legal proceedings relating to the proposed transactions or our plans; unexpected costs, charges or expenses resulting from the proposed transactions; risks that the actual costs incurred in implementing our plans will exceed our estimates; response by activist shareholders to the proposed transactions; risks related to the disruption of management time from ongoing business operations due to the proposed transactions; the effect of the announcement of the proposed transactions and our plans, including impact on the Company’s relationships with customers, suppliers, regulators, and employees; other risks to the consummation of the transactions, including the risk that the transactions will not be consummated within the expected time period or at all; operational and other complications that may arise affecting the implementation of our plans and business objectives; our ability to dispose of assets and the disposition prices thereof; unfavorable economic conditions in the markets we serve; or changes in laws and regulations.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release (including the exhibits hereto) might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, even if experience or future developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 22, 2013, as filed with the SEC for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction with Matson, we intend to file a proxy statement with the SEC and mail it to stockholders. You and the Stockholders are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Horizon Lines, Matson, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials relating to the proposed merger (when they become available), and any other documents filed by us with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at our website (http://www.horizonlines.com) or by writing to our Secretary at 4064 Colony Road, Charlotte, NC 28211.

Participants in the Solicitation

This report is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Horizon Lines. Horizon Lines and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Horizon Lines’ stockholders with respect to the merger. Information about our directors and executive officers and their ownership of the Common Stock of Horizon Lines is set forth in the proxy statement on Schedule 14A filed with the SEC on April 15, 2014, the Annual Report on Form 10-K for the fiscal year ended December 22, 2013. Additional information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

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HORIZON LINES FAQ’S

What was announced today?

•	Today we announced a series of transactions that have been unanimously approved by our Board of Directors:

•	Matson will acquire Horizon Lines, Inc.’s business and assets, excluding our Hawaii business.

•	The Pasha Group will purchase our Hawaii business, including vessels, terminals, and other assets.

•	We will cease providing service between the U.S. and Puerto Rico effective at the end of 2014.

Why Are We Doing This?

•	For many years we have faced ongoing hurdles to profitability and our financial situation in the face of increasingly competitive conditions present formidable challenges.

•	Despite our utmost efforts to build and invigorate business, the combination of offers presented by Matson and Pasha is the most compelling option available, providing capital back to our shareholders and service continuity to our customers.

Why is the Puerto Rico service being discontinued?

•	For several years the Puerto Rico service has suffered continuing losses from operations; in addition the overall market has seen declining volumes for nearly a decade.

•	Both vessels operating in the trade require dry docking in 2015 at an estimated total expense of up to $20 million; the current and prospective business performance does not support that investment in ships that are more than 40 years old.

•	In an attempt to stem losses, we have taken capacity out of this trade on multiple occasions and have aggressively attacked our overhead costs. However, the combination of continuing losses, aging ships that we cannot afford to maintain or replace, and large capacity additions by other carriers led us to the determine that discontinuing this service was the most responsible business decision that could be made.

•	Management had sought alternatives for the Puerto Rico service, including partnerships or sale, but to no avail.

Who is Matson?

•	Founded in 1882, Matson, Inc. is a leading U.S. carrier in the Pacific.

•	Matson provides a vital lifeline to the island economies of Hawaii, Guam, Micronesia and select South Pacific islands, and operates a premium, expedited service from China to Southern California.

•	Matson, Inc. is a publicly-traded company, trading on the New York Stock Exchange under the symbol MATX.

Who is Pasha?

•	Founded in 1947, The Pasha Group has a long history in our industry.

•	Pasha’s subsidiary, Pasha Hawaii, has operated in the Hawaiian region since 1999.

•	The Pasha Group is a privately held company.

Will this announcement have an immediate effect on day-to-day operations at Horizon Lines?

•	The day-to-day operations in our Puerto Rico trade will obviously be impacted as we wind down the service over the next few months, but our focus should remain on servicing our customers’ needs as best we can.

•	Our Alaska and Hawaii associates will see very little change in day-to-day responsibilities during the transition period between this announcement and the closing of the Pasha and Matson transactions.

•	We will continue to move forward with our various operating initiatives throughout this transition with our focus on delivering the best service we can to our customers.

•	It is important that we all remain focused on our business goals and priorities during this time and be the same professionals that we always have been.

Will this announcement have any impact on my job? Will there be any layoffs as a result of this announcement?

•	The discontinuance of our Puerto Rico service will result in significant reductions in our workforce, especially as it related to employees who are directly involved in that service.

•	Many of the key decisions about how Horizon Lines will be integrated with Matson and Pasha have not yet been made; as they are we will keep you informed.

•	This is a complex transaction with many moving parts. As is the case in transactions of this size, there will be some degree of overlap in job functionality.

•	We are committed to treating all of our employees with dignity and respect throughout this process, and will communicate additional information to you openly and honestly as it becomes available.

•	We recognize that there is a great deal of uncertainty in these changes, and we will do our best to manage that uncertainty responsibly.

What happens to Horizon Lines’ strategic objectives as a result of these transactions?

•	Until the transactions close, Horizon Lines remains an independent public company with the same responsibilities as we have today.

•	During this transition period, we will continue to execute our strategy and look for ways to drive improvements in our operations, and we will continue to make decisions as we always have - based on needs, market dynamics and demand.

•	Until these transactions receive regulatory approval, Horizon Lines will continue to operate as a separate and independent company.

Will there be any changes in employee benefits and compensation?

•	There will be no changes to our current employee benefits and compensation in the near-term as a result of today’s announcement.

•	We will continue to administer a Cash Incentive Plan (CIP) during the transition period, similar to our 2014 CIP structure.

•	Many of the key decisions about how Horizon Lines will be integrated with Matson and Pasha, including the impacts of that integration on employee benefits and compensation, have not yet been made.

What is Horizon Lines’ plan for employee retention?

•	We are in the early stages of this announcement and many decisions have not yet been made.

•	We will communicate these details as plans are finalized.

What will happen to Horizon Lines’ corporate headquarters in Charlotte, NC and the administrative service center in Dallas, TX?

•	Under the terms of the transaction, Matson will acquire all Horizon Lines’ assets and liabilities not purchased by Pasha, including all facility leases.

•	At this point, we do not know what Matson’s plans are for these facilities after the transactions close.

If I lose my job what severance benefits will I be entitled to?

•	A copy of the Company’s severance plan, along with a list of FAQs, will be placed on The Bridge under the Human Resources Business Channel for employees to reference. Impacted employees will be eligible for severance benefits per our severance plan.

How will this announcement impact our customers?

•	We will be working with customers of our Puerto Rico service to identify service alternatives for their future shipments.

•	During the period between announcement and deal closing (which could take as long as 15 months), we will continue to deliver the same outstanding level of service customers have come to expect from Horizon Lines.

•	At the appropriate time, we will be working to make the planned transactions a seamless transition for our Alaska and Hawaii customers.

•	Once the transactions close, our customers will be served by exemplary stewards, and we expect Matson and Pasha to maintain the high quality of service our customers have come to expect.

What are the next steps? When will the transaction be completed?

•	The transactions are expected to take up to 15 months to complete, based upon the timing of required approvals, antitrust review, and other closing conditions.

•	We expect that completing these transactions will require considerable time and the dedication of many team members from Horizon Lines, Matson and Pasha.

Who can I speak to if I have additional questions?

•	If you have additional questions, please feel free to reach out to your manager or you can email your questions to questions@horizonlines.com.

•	We will continue to keep you up-to-date on important developments as we move through the process.

What should I do if I’m contacted by the media, the financial community or other third parties about the transaction?

•	Except for certain company executives, no one is authorized to speak publicly or communicate externally about this announcement on the company’s behalf as there are strict regulations and requirements around disclosing information.

•	During this transition it is important that the company is represented by one voice to convey facts and avoid speculation.

•	Consistent with our existing policy, please be sure that you and your teams refer all inquiries from the media, analyst communities, or any other parties to Mike Avara at (704) 973-7027 or mavara@horizonlines.com.

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “would,” “expect,” “estimate,” “schedule,” “anticipate,” “believe,” “intend,” “plan,” “projects,” “likely,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements with Matson or Pasha; the risk that our stockholders may not approve the proposed transactions; the risk that the necessary regulatory approvals for the merger or the sale of the Hawaii business may not be obtained or may be obtained subject to conditions that are not anticipated; risks that either Matson or Pasha may not have sufficient funds to consummate their respective transactions with us; risks that our business may suffer as a result of uncertainties surrounding the proposed transactions; litigation or other legal proceedings relating to the proposed transactions or our plans; unexpected costs, charges or expenses resulting from the proposed transactions; risks that the actual costs incurred in implementing our plans will exceed our estimates; response by activist shareholders to the proposed transactions; risks related to the disruption of management time from ongoing business operations due to the proposed transactions; the effect of the announcement of the proposed transactions and our plans, including impact on the Company’s relationships with customers, suppliers, regulators, and employees; other risks to the consummation of the transactions, including the risk that the transactions will not be consummated within the expected time period or at all; operational and other complications that may arise affecting the implementation of our plans and business objectives; our ability to dispose of assets and the disposition prices thereof; unfavorable economic conditions in the markets we serve; or changes in laws and regulations.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release (including the exhibits hereto) might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, even if experience or future developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 22, 2013, as filed with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements.

Additional Information and Where to Find It

In connection with the Matson transaction, we intend to file a proxy statement with the SEC and mail it to our stockholders. Horizon Lines Stockholders are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Horizon Lines, Matson, the proposed merger with Matson and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials relating to the proposed merger (when they become available), and any other documents filed by us with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at our website (http://www.horizonlines.com) or by writing to our Secretary at 4064 Colony Road, Charlotte, NC 28211.

Participants in the Solicitation

This report is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Horizon Lines. Horizon Lines and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders with respect to the merger. Information about the company’s directors and executive officers and their ownership of Horizon Lines Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 15, 2014, the Annual Report on Form 10-K for the fiscal year ended December 22, 2013. Additional information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.